UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The Board of Directors of Walter Investment Management Corp. (the “Company”) elected Steven Berrard to fill an existing vacancy on the Company’s Board of Directors effective March 3, 2010. Mr. Berrard was selected to be a member of the Company’s Compensation and Human Resources Committee and is expected to be named to the Company’s Audit Committee. Pursuant to the Company’s 2009 Long Term Incentive Plan, as an independent director, Mr. Berrard is entitled to receive an annual award of $20,000 in value of the Company’s stock options. In addition, he will be entitled to receive a compensation package of approximately $115,000 per year (inclusive of the aforementioned stock option award) which is consistent with that awarded to other independent directors and which will be comprised of cash and equity as recommended by the Company’s Compensation and Human Resources Committee and approved by the Board of Directors.

A copy of the press release announcing Mr. Berrard’s selection is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Note	Description
10.1	(1)	The 2009 Long Term Incentive Award Plan of Walter Investment Management Corp.
99.1	(2)	Press Release

Notes:

(1)	Incorporated by reference to the Exhibits to the Registrant’s Registration Statement on form S-8, Registration No. 333-160743, as filed with the Securities and Exchange Commission on July 22, 2009.

(2)	Attached hereto.

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 9, 2010	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President,
General Counsel and Secretary

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